UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2007

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place

Santa Ana, CA 92705

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 13, 2007, Powerwave Technologies, Inc. (the “Company”) appointed Khurram P. Sheikh, age 36, as Chief Product and Development Officer. Mr. Sheikh was employed by Time Warner Cable from August 2005 through August 2007, as Vice President, Wireless Strategy and Development. Between 2000 and 2005, Mr. Sheikh was Chief Technology Advisor, Senior Director, for various divisions within Sprint, including the Broadband Wireless Group, Mass Markets Business Group and the Technology Development group. In connection with Mr. Sheikh joining the Company, the Company entered into a Change of Control Agreement with Mr. Sheikh. The Change of Control Agreement provides that if in anticipation of, or within eighteen months following a change of control of the Company, Mr. Sheikh’s employment is terminated without cause or if Mr. Sheikh voluntarily resigns with good reason, then he shall be entitled to: (a) a lump sum payment equal to 18 months of his then current salary; and (ii) continued health coverage for a period of 18 months. The foregoing description of the Change of Control Agreement does not purport to be complete and is qualified in its entirety by reference to the Change of Control Agreement, a copy of which is to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for its third quarter of 2007.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2007	POWERWAVE TECHNOLOGIES, INC

	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer

3